Exhibit 99.2

Efficacy Analysis in Study Eyes

Visual acuity change	End of Treatment	2 month follow-up	4 month follow-up
≥ 3 lines gain	33%	33%	26%
≥ 2 lines gain	48%	44%	36%
≥ 1 lines gain	70%	59%	51%
≥ 0 lines gain	93%	79%	82%

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Efficacy Analysis for Study Eyes

Visual Improvement at EOT and Follow-up Evaluations

Visual Acuity Line Changes	EOT (n=40)	2 months (n=39)	4 months (n=39)
Positive Change (≥ 3 lines)	13 (33%)	13 (33%)	10 (26%)
Stable (≤ 2 lines)	27 (67%)	25 (64%)	29 (74%)
Positive Change or Stable	40 (100%)	38 (97%)	39 (100%)
Negative Change (≥ 3 lines)	0 (0%)	1 (3%)	0 (0%)
Range Lines Change	+8 to –1	+8 to –3	+8 to –2
Mean Lines Change	1.8	1.4	1.2
Median Visual Acuity	20/80	20/100	20/100

Vessel Leakage and Subretinal Blood Improved

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Changes by Angiographic Classification

Visual Improvement for Classic and Occult Angiographic

Subtypes at End of Therapy and Follow-up

VA Line Changes	Angiographic Classification	EOT n=40 18 Classic 22 Occult	2 months n=39 18 Classic 21 Occult	4 months n=39 18 Classic 21 Occult
Positive Change	Classic	5 (28%)	7 (39%)	4 (22%)
(≥ 3 lines)	Occult	8 (36%)	6 (29%)	6 (29%)
Stable	Classic	13 (72%)	10 (56%)	14 (78%)
(≤ 2 line)	Occult	14 (64%)	15 (71%)	15 (71%)

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Visual Acuity Changes by Dose

No Notable Difference in Study Eyes Response

By Dose at End of Therapy and Follow-up

VA Line Changes	Dose (mg/m2)	EOT n=40 20 at 25 mg/m2 20 at 50 mg/m2	2 months n=39 19 at 25 mg/m2 20 at 50 mg/m2	4 months n=39 19 at 25 mg/m2 20 at 50 mg/m2
Positive Change	25	7 (35%)	7 (37%)	4 (21%)
(≥ 3 lines)	50	6 (30%)	6 (30%)	6 (30%)
Stable	25	13 (65%)	11 (58%)	15 (79%)
(≤ 2 line)	50	14 (70%)	14 (70%)	14 (70%)

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Efficacy Analysis for All Affected Eyes

All (Including Second) Eyes Affected by Wet AMD Demonstrated

Improved Vision with Squalamine Therapy

Visual Acuity Line Changes	EOT (n=54)	2 months (n=53)	4 months (n=53)
Positive Change (≥ 3 lines)	17 (31%)	15 (28%)	13 (25%)
Stable (≤ 2 lines)	36 (67%)	36 (68%)	39 (74%)
Positive Change or Stable	53 (98%)	51 (96%)	52 (98%)
Negative Change (≥ 3 lines)	1 (2%)	2 (4%)	1 (2%)
Range Lines Change	+8 to -4	+8 to -4	+8 to -4
Mean Lines Change	1.5	1.2	1.1
Median Visual Acuity	20/80	20/100	20/100

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Efficacy Analysis for Non-Affected Eyes

Second Eyes Thought to be Unaffected by Wet AMD have a Minimal

Response: A Useful Internal Control for Study

Visual Acuity Line Changes	EOT (n=25)	2 months (n=24)	4 months (n=24)
Positive Change (≥ 3 lines)	3 (12%)	3 (13%)	3 (13%)
Stable (≤ 2 lines)	20 (80%)	20 (83%)	20 (83%)
Positive Change or Stable	23 (92%)	23 (96%)	23 (96%)
Negative Change (≥ 3 lines)	2 (8%)	1 (4%)	1 (4%)
Range Lines Change	+7 to -3	+7 to -3	+7 to -3
Mean Lines Change	0.6	0.6	0.6
Median Visual Acuity	20/32	20/32	20/32

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Visudyne Data Comparison

Summary of Predominantly and Completely Classic Lesions

Mean Change in Visual Acuity Lines at 3-4 Months

Squalamine* (n=18)	Visudyne® (n=159)**	Placebo (n=83)**
+1.1	-1.1	-2.3

*	Phase I/II data at 4 months timepoint, three months after last treatment; at EOT 1.7 lines and at 2 months 1.5 lines
**	Phase III TAP study data at 3 month timepoint (one initial treatment); reference: Verteporfin Therapy of Subfoveal Choroidal Neovascularization in Patients with Age-Related Macular Degeneration; Additional Information Regarding Baseline Lesion Composition’s Impact on Vision Outcomes—TAP Report No. 3; Treatment of Age-Related Macular Degeneration with Photodynamic Therapy (TAP) Study Group. Arch Ophthalmol 2002 Nov; 120:1443-1454, 2002.

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